State of Delaware Secretary of State Division of Corporations Delivered 06:33 PM 01/19/2007 FILED 05:51 PM 01/19/2007 SRV 070065464 - 2175347 FILE

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
TRIGEN LABORATORIES, INC.

It is hereby certified that:

1.     The name of the corporation (hereinafter called the “Company”) is Trigen Laboratories, Inc.

2.     The Certificate of Incorporation of the Company is hereby amended by striking out Article 1 in its entirety and by substituting in lieu of said Article the following new Article 1:

“1. The name of the corporation is Cadista Holdings Inc.”.

3.     The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 18th day of January, 2007.

TRIGEN LABORATORIES, INC.

By	/s/ Kamal Mandan
Name: Kamal Mandan
Title: Authorized Officer